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                                                                   Exhibit 10.4


THIS AGREEMENT is made the ___ day of __________, 1996

(1) MIDDLE EAST DIRECT MARKETING SERVICES of PO Box 3371, Amman 1181, Jordan (the "Distributor").

(2)

WHEREAS

(A) _____________ is a retailer of _____________ through mail order catalogues.

(B) The Distributor has requested _____________ to supply to the Distributor products for re-sale to customers and to allow the Distributor to use a catalogue produced by _____________ to facilitate such sales.

NOW THIS AGREEMENT WITNESSES as follows:

1. DEFINITIONS.

     In this Agreement:

     1.1 The "Territory" shall mean, Bahrain, Cyprus (Greek Sector), Egypt, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, United Arab Emirates and the Palestinian Territories.

     1.2 The "Products" shall mean the merchandise from time to time included in the Catalogue except such merchandise as _____________ may notify to the Distributor in writing is excluded from the offer and "Product" shall be construed accordingly.

     1.3 The "Catalogue" shall mean an edition of the _____________ Catalogue and such other publications as _____________ may make available to the Distributor from time to time.

     1.4 The "Contract Period" shall mean the period from the Date of Commencement to the date on which this Agreement shall be terminated.

     1.5  The "Date of Commencement" shall mean 1st January 1996.

     1.6 "Season" shall mean either Spring/Summer or Autumn/Winter as the case may be.

     1.7 "Warehouse" shall mean such of _____________ warehouse in the _____________ as _____________ may notify to the Distributor in writing from time to time.

     1.8 "Current Catalogue" shall mean a Catalogue in respect of the Season current at the relevant time.


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     1.9  "Ordered Product" shall mean a Product for which _____________ has received a valid Order from the Distributor.

     1.10 "Order" shall mean a request made to _____________ in accordance with the provisions of the Schedule hereto for the supply to the Distributor of a Product.

     1.11 "___________________" shall mean the corporate trading and brand names
          used by and any other part of the                including (but
          without limitation)           and any brand name used in the
          Catalogue.

     1.12 "Statement Date" shall mean the date of issue by ________ of the first fortnightly statement to include details of the invoice in respect of the Ordered Products such invoice to be issued upon the Ordered Products being made ready for despatch from the Warehouse.

2. CATALOGUES.

     2.1 _______ shall supply to the Distributor before or as soon as practicable after the commencement of each Season the number of Catalogues specified in the Schedule for the relevant Season as agreed between the parties from time to time.

     2.2  The Catalogue shall be printed in the English language.

     2.3 ______ shall make the specified number of Catalogues available for collection from the Warehouse but shall have no other obligation to deliver the Catalogues to the Distributor and the Distributor shall be solely responsible for the shipment of the Catalogues from the Warehouse.

     2.4 The Distributor shall pay to ______ in respect of each Catalogue delivered to it in accordance with clause 2.3 above the amount
          specified in the Schedule or such alternative amount as          shall
          notify in writing to the Distributor not later than 1 month prior to the start of relevant Season. Payment of the amount due from the Distributor in respect of Catalogues shall be made in accordance with the provisions of the Schedule.

3. ORDERS

     3.1 ______ shall (subject to availability) use all reasonable endeavors to supply to the Distributor within 7 days from the date of the Order all Products ordered by the Distributor from a Current Catalogue. If supply of any of the ordered products is delayed beyond such period, the Distributor shall have the right to cancel the order in respect of such ordered Products as have not been supplied at the time of such cancellation upon being requested to do so by the customers.


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     3.2  ______ shall at its own expense arrange for all available Ordered
          Products to be delivered to the premises specified in the Schedule for the relevant Season and the risk in such Ordered Products shall pass to the Distributor upon such delivery but _______ shall not have any further obligation to deliver the available Ordered Products to the Distributor and the Distributor shall be responsible for the shipment of all Ordered Products from such premises.

     3.3 The Distributor shall be responsible for obtaining all necessary licenses or approvals necessary for the importation and sale of the Ordered Products and will be responsible for payment of all taxes duties and similar impositions on the Ordered Products.

     3.4 The Distributor shall make payment to _______ for an Order by bank transfer to such account in the United Kingdom as ___________ shall notify to the Distributor, payment to be made within 28 days of the Statement Date, in Sterling and otherwise in accordance with the payment terms set out in the Schedule for the relevant Season.

     3.5 _________ shall, following the end of each Season give credit for the price paid by the Distributor in respect of any Ordered Product which is not supplied in accordance with Clause 3.1 above subject to due allowance being made against such price in respect of any merchandise wrongly supplied to the Distributor by __________ during that Season.

     3.6 _________ shall, following the end of each Season, make due allowance to the Distributor in respect of any Ordered Product which is defective, subject to the Distributor providing evidence to reasonable satisfaction that the defect was present when the Ordered Product was applied.

4. EXCLUSIVITY

     4.1 Subject to the value of orders being substantially in accordance with the attached Business Plan the Distributor shall be the sole ________ distributor in respect of ___________ Export Catalogue and any other catalog offering substantially the same product ranges that _____ may decide to issue for distribution in the Territory and (subject to the provisions of this Agreement) shall be entitled Distributor for __________ in [-the Territory]". For the avoidance of doubt the Distributor shall have no entitlement to be the distributor in respect of any catalogue offering a substantially different product range from that offered in the Export Catalogue and in the event of ____________ deciding to issue any such catalogue for distribution in the Territory, the Distribution shall omit the word "Sole" from such designation if _________ shall so request.

     4.2 _________ shall be the exclusive supplier to the Distributor of all merchandise featured in the Catalogue.


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5. BRAND NAMES

     5.1 The Distributor shall not register (whether as a Trademark or otherwise) or claim any rights in respect of any of the ____________.

     5.2 The Distributor will provide all reasonable assistance which may be requested by _________ in registering, protecting and defending the use of any of the ________.

     5.3 The Distributor will not alter remove or efface any part of the Catalogue or any of the labels attached to any of the Products (except as required by the Law of the Territory or as requested in writing by _________).

6. THIRD PARTY RIGHTS

     6.1 The Distributor shall at the request of __________ take any action which __________ may regard as necessary or desirable to prevent or limit the infringement of any third party's rights or alleged rights including any of the following:-

     (a) Ceasing to sell or advertise for sale such Products as __________ may specify;

     (b) Ceasing to sell or advertise for sale some or all of the Products in such part of the Territory as _____________ may specify.

     (c) Attaching to each copy of the Catalogue such details of amendments and such other statements as ____________ may require;

     (d) Printing and publicizing in such manner as _________ may reasonably require any such statements as aforesaid and _____________ shall reimburse any reasonable additional costs incurred as a direct result of such request, but shall not be responsible for any loss of profits or other consequential losses.

     6.2 The Distributor is responsible for ensuring that the publication of the Catalogue and the sale of the Products in the Territory comply with all relevant Laws in the Territory. However, the Distributor shall not be responsible for any infringement of the copyright or trade mark rights of third parties as a result of the content or design of the Catalogue or any of the Products or any label or packaging supplied by ___________.

7. OTHER OBLIGATIONS OF THE _____________

     7.1 The Distributor shall not sell any Products other than under the brand name specified by ___________.


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     7.2  The Distributor shall not do any act or thing the effect of which may be to prejudice the reputation of ____________ or any other part of the __________________.

     7.3 In the event that _________ shall not receive payment for any Ordered Products or Catalogues by the due date (in accordance with Clause 3.4) the Distributor shall pay interest to ____________ on the amount outstanding calculated from the said due date to the date of receipt
          of payment by _________ at the rate of   % above the base lending rate
          from time to time of ______ Bank in the _____________.

     7.4 The Distributor shall treat as strictly confidential all information regarding the business or activities of _________ or any other part of the ___________ (other than information which at the relevant time is already in the public domain through no fault of the Distributor) and shall not publish circulate or otherwise disclose or use any such information except with the prior written consent of _____________.

     7.5 The Distributor shall use all reasonable endeavors to promote the Products and in particular (but without limitation) shall maintain high levels of service to all its customers.

8. GENERAL

     8.1 In the event of the failure by the Distributor to observe or perform any of its obligations or duties hereunder which is either __________ irremediable or, if remediable, is not remedied to the reasonable satisfaction of ___________ within One month of written notice of such failure being given to the Distributor _________ shall be entitled to terminate this Agreement forthwith by notice in writing to the Distributor.

     8.2 Except as provided below, the Distributor shall not be entitled to assign the benefit if this Agreement or any of its rights or duties hereunder. The Distributor shall be entitled to assign the entire benefit of this Agreement with the prior written consent of _________ (such consent not to be unreasonably withheld) to an offshore company established in the future by the Distributor which complies with the following requirements:-

          (A)  It acts as a holding company for the Distributor's businesses;

          (B)  It has substantially the same shareholders as the Distributor;

          (C) It has provided to __________ in such form as __________ may reasonably require a legally enforceable commitment to comply with all the provisions of this Agreement as if such company were the Distributor.

               Following such assignment, the said offshore holding company shall have the right (subject to giving prior notice thereof to _________) to subcontract its rights and benefits under this Agreement to entities


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               controlled by it or by the Distributor in different part of the
               Territory PROVIDED ALWAYS THAT such assignment and/or subcontracting shall hot affect any of _____________ rights and benefits under this Agreement or the method of implementation o I this Agreement.

     8.3 The Distributor shall not have any authority to enter into any contract or make ar commitment or representation on behalf of or perform any act as agent for ________________.

     8.4 This Agreement shall not be deemed to constitute a partnership or joint venture or joint contract of employment between the parties.

     8.5 This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject matter of this Agreement and may not be varied (save as herein expressly provided) except by an instrument in writing signed by on or behalf of each of the parties.

     8.6 If any provision of this Agreement shall be prohibited or judged to be unlawful or void or unenforceable such provisions shall to the extent required be severed from this Agreement and rendered ineffective so far as possible without modifying the remaining provisions of this Agreement which shall remain in full force and effect.

     8.7 A failure by either party to exercise or enforce (and any delay by either party in exercising or enforcing) any right in relation to this Agreement shall not be deemed to be a waiver of any such right or operate so as to bar the exercise or enforcement of that right at any subsequent time or times. No exercise by either party of any right shall operate as a waiver of any breach of contract by the other party.

     8.8 Any notice to be given under this Agreement shall be in writing and shall be deemed to be sufficiently served if delivered (whether by courier or otherwise) to the party in question at the address stated in this Agreement (or such other address as th, relevant party may notify to the other in writing at any time) and in the case of any such notice shall be marked for the attention of the Company Secretary. A notice served by fax transmission or electronic mail shall be deemed to have bee i sufficiently served only if confirmed in writing sent by courier on the same or the immediately following working day.

     8.9 Neither party shall be liable to the other for any failure or delay in performing is obligations hereunder (other than an obligation to pay money) where such failure or delay is due to an event beyond that party's reasonable control including but not limited to any fire flood riot explosion, act of God or industrial action (whether of its own or any third party's employees).


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     8.10 This Agreement shall be governed by and interpreted in accordance with the Law, If England and Wales and shall be subject to the jurisdiction of the English Courts.

     8.11 The grant to the Distributor of all the rights referred to in this Agreement is subject all applicable laws and regulations in the Territory and all prior rights in favour of third parties and all such rights are granted only in so far as ____________ legally empowered to grant those rights BUT __________ warrants to the Distributor that has not granted -D any other person the rights he in conferred upon the Distributor.

9. DURATION

          Subject to the provisions of Clause 8.1 above this Agreement shall continue until terminated by either party serving on the other not less than one full Season's notice in writing expiring at the end of a Season.


     IN WITNESS of which this Agreement has been signed for and on behalf of and the Distributor.


SIGNED FOR AND ON
BEHALF OF



SIGNED FOR AND ON
BEHALF OF MIDDLE EAST
DIRECT MARKETING SERVICES




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                         SALES PROJECTIONS IN STERLING POUNDS
  COUNTRY                                            YEAR

                                1996      1997      1998      1999      2000
BAHRAIN
CYPRUS
EGYPT
JORDAN
KUWAIT
LEBANON
OMAN
QUTAR
SAUDI ARABIA
SYRIA
UNITED ARAB EMIRATES
PALESTINIAN TERRITORIES

TOTAL

The above projections assume that in the second year sales will double and that in the two following years the growth rate will be 50%, and in the fifth year it will normalize to 25%. We believe this is reasonable as the big surge in the market will be in the second year as the catalog will have become known in the market with proper advertising, and as our joint good service will have been tested by customers.

Remark: The potential of the Saudi market is estimated by us to be theoretically much larger than the sales projections mentioned above. However, it is a very difficult market to penetrate and cultivate. We believe that once this is achieved the actual sales will surprise us all. No cataloger has yet succeeded in tapping into this market in a proper way. We believe it is possible and achievable. We take it upon ourselves as a challenge to achieve this.


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